UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 4, 2003

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

301 Velocity Way, Fifth Floor

Foster City, CA 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS

As announced on Friday, August 1, 2003, Equinix, Inc.’s (the “Company”) executive officers have entered into written stock selling plans for asset diversification purposes in accordance with SEC Rule 10b5-1 (the “Plans”), pursuant to which each officer will gradually liquidate a portion of his or her holdings in the Company. Selling according to the Plans will commence August 1, 2003 and will continue for one year, unless sooner terminated. The maximum number of shares to be sold pursuant to the Plans do not constitute a significant portion of the officers’ overall holdings of the Company’s stock. For example, for the month of August the maximum number of shares that can be sold under all Plans combined is approximately 19,000 shares which is indicative of the potential sales for each month covered under the Plans. On Friday, 14,600 shares were sold pursuant to these Plans. The Plans are allowed by the Company’s Insider Trading Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: August 4, 2003	By:	/s/ RENEE F. LANAM Renee F. Lanam Chief Financial Officer